     EX-11.1
     Computation of Earnings                                EXHIBIT XI


                          WILLIS LEASE FINANCE CORPORATION
                         Computation of Earnings Per Share

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

                                                                                       Three Months Ended March 31,
                                                                                  -------------------------------------
                                                                                         1998                 1997
                                                                                  -----------------      --------------
                                                                                  (in thousands, except per share data)
Income before extraordinary item
Primary
     Earnings:
           Income before extraordinary item                                              $1,950              $1,015

     Shares:
          Weighted average number of common shares outstanding                            7,192               5,430
                                                                                  -------------          ----------
Primary earnings per common share before extraordinary item                               $0.27               $0.19

Assuming Full Dilution
     Earnings:
           Income before extraordinary item                                              $1,950              $1,015
                                                                                  -------------          ----------
     Shares:
          Weighted average number of common shares
           outstanding and common stock equivalents                                       7,440               5,577
                                                                                  -------------          ----------
Earnings per common share assuming full dilution,                                         $0.26               $0.18
                                                                                  -------------          ----------
     before extraordinary item

Net income
Primary
     Earnings:
          Net income                                                                     $1,749              $3,023
                                                                                  -------------          ----------

     Shares:
          Weighted average number of common shares outstanding                            7,192               5,430
                                                                                  -------------          ----------
Primary earnings per common share                                                         $0.24               $0.56

Assuming Full Dilution
     Earnings:
          Net income                                                                     $1,749              $3,023
                                                                                  -------------          ----------
     Shares:
          Weighted average number of common shares
           outstanding and common stock equivalents                                       7,440               5,577
                                                                                  -------------          ----------
Earnings per common share assuming full dilution                                          $0.23               $0.54
                                                                                  -------------          ----------
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